Exhibit 99.1

GMAC FINANCIAL SERVICES BANK HOLDING COMPANY APPLICATION APPROVED BY FEDERAL RESERVE

NEW YORK – GMAC Financial Services today announced that its application to become a bank holding company under the Bank Holding Company Act of 1956, as amended, has been approved by the Board of Governors of the Federal Reserve System. In addition, GMAC Bank has received approval from the Utah Department of Financial Institutions (UDFI) to convert to a state bank.

As a bank holding company, GMAC will have expanded opportunities for funding and access to capital, which will provide increased flexibility and stability.

“Today’s announcement marks a key turning point in GMAC’s history,” said GMAC Chief Executive Officer Alvaro G. de Molina. “As a bank holding company, GMAC will be competitively positioned for the long-term to provide financing to auto and mortgage consumers and businesses such as automotive dealers. GMAC has been a leader in these sectors and it is critically important to our company and the broader economy to resume responsible lending to consumers and businesses.”

GMAC’s previously announced separate private debt exchange offers and cash tender offers were subject to the approval of the bank holding company application. The offers are ongoing and will expire on Dec. 26, 2008 at 11:59 p.m. EST.

About GMAC Financial Services

GMAC Financial Services is a global finance company operating in and servicing North America, South America, Europe and Asia-Pacific. GMAC specializes in automotive finance, real estate finance, insurance, commercial finance and online banking. As of Dec. 31, 2007, the organization had $248 billion in assets and serviced 15 million customers. Visit the GMAC media site at http://media.gmacfs.com/ for more information.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated.

The words "expect," "anticipate," "initiative," "plan," "intend," "may," "would," "could," "should," "believe," or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in or incorporated by reference into this press release, other than statements of historical fact, including, without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties.

While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially due to numerous important factors that are described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2007, as updated by our subsequent Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Factors that could cause our actual results to be materially different from our expectations include, among others, the following: the success, or lack thereof, of, the GMAC offers and the ResCap offers, GMAC’s access to funding and for access to capital as a bank holding company and the success, or lack thereof, of the transactions and other initiatives described in this press release. Accordingly, you should not place undue reliance on the forward-looking statements contained or incorporated by reference in this press release. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update publicly or otherwise revise any forward- looking statements, except where expressly required by law.

Contacts:

Gina Proia
917-369-2364
914-714-9166 mobile
gina.proia@gmacfs.com

Toni Simonetti
917-369-2360
917-822-3392 mobile
toni.simonetti@gmacfs.com